February 14 , 2018

ProLung, Inc.

757 East South Temple, Suite 150

Salt Lake City, Utah 84102

Re:	ProLung, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to ProLung, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 File No. 333-219735 initially filed on August 4, 2017, as amended on each of October 17, 2017, November 29, 2017, December 21, 2017, January 16, 2018, January 23, 2018, January 24, 2018, January 25, 2018 and February 14, 2018 (and as may subsequently be amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company (the “Offering”) of (i) shares (“Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), (ii) warrants (“Underwriters’ Warrants”), issued to the underwriters for the Offering to purchase shares of Common Stock and (iii) shares of Common Stock underlying the Underwriters’ Warrants (“Underwriters’ Warrant Shares”). The Shares, the Underwriters’ Warrants and the Underwriters’ Warrant Shares are referred to herein, collectively, as the “Securities”. The Securities are to be sold by the Company pursuant to an Underwriting Agreement to be entered into by and among the Company and Maxim Group LLC as representative of the several underwriters named therein (the “Underwriting Agreement”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Securities. For purposes of rendering that opinion, we have examined: (i) the Registration Statement, (ii) the Underwriting Agreement, (iii) the Third Amended and Restated Certificate of Incorporation of the Company, a form of which has been filed with the SEC as an exhibit to the Registration Statement (the “Charter”), (iv) the Company’s Bylaws, a form of which has been filed with the SEC as an exhibit to the Registration Statement (the “Bylaws”), and (v) and such other matters as we have deemed necessary to render the opinions expressed herein. We have also reviewed such matters of law as we have deemed necessary to render the opinions expressed herein. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives.

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In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine; (ii) the legal capacity of all natural persons; (iii) the authenticity of all documents submitted to us as originals; and (iv) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies.

The matters set forth below in the second sentence of numbered paragraph 2 are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; and (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

Our opinions set forth below in numbered paragraphs 1 and 3 and the first sentence of numbered paragraph 2 are limited to the DGCL. Our opinion set forth below in the second sentence of numbered paragraph 2 is limited to the laws of the State of New York. We express no opinion as to the laws of any jurisdiction other than the forgoing jurisdictions.

Based upon and subject to the foregoing, provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any related prospectus required by applicable law (“Prospectus”) have been delivered and filed as required by such laws, it is our opinion that:

1. The Shares have been duly authorized for issuance by the Company and, when issued and paid for as described in the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid, and non-assessable.

2. The Underwriters’ Warrants have been duly authorized for issuance by the Company. Provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Underwriters’ Warrants, when issued and paid for as described in the Registration Statement and the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Underwriters’ Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Underwriters’ Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. In making our examination of the documents executed by the parties, we have assumed, for parties other than the Company, that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, for parties other than the Company, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents.

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This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the effective date of the Registration Statement or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion letter with the SEC as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm in the related Prospectus incorporated by reference into the Registration Statement under the caption “Legal Matters”. In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP